Execution Version

SECOND AMENDATORY AGREEMENT

SECOND AMENDATORY AGREEMENT (this “Second Amendatory Agreement”) is dated as of December 17, 2008 and made between:

(1)	EAGLE BULK SHIPPING INC., a corporation incorporated in the Republic of the Marshall Islands, as Borrower (the “Borrower”);

(2)	THE SUBSIDIARIES of the Borrower party hereto as Guarantors (the “Guarantors”);

(3)	THE BANKS AND FINANCIAL INSTITUTIONS whose names appear on the signature pages hereof as Lenders (the “Existing Lenders”); and

(4)	THE ROYAL BANK OF SCOTLAND pie as Mandated Lead Arranger, Bookrunner, Swap Bank, Agent and Security Trustee.

PRELIMINARY STATEMENTS:

(A)
The Borrower, the Guarantors, the Existing Lenders and The Royal Bank of Scotland plc acting in the several capacities as Mandated Lead Arranger, Bookrunner, Swap Bank, Agent and Security Trustee are parties to a Third Amended and Restated Credit Agreement dated as of October 19, 2007 as amended by an Amendatory Agreement dated as of July 3, 2008 (the “Credit Agreement”) providing for a secured reducing revolving credit facility in the original principal amount of $1,600,000,000 for the purposes described therein.

(B)
The Borrower has entered into a Memorandum of Agreement dated as of November 15, 2008 (the “YDS Agreement”) between the Guarantors described therein collectively as Buyer and Yangzhou Dayang Shipbuilding Co., Ltd. (“YDS”) as Seller, the effectiveness of which YDS Agreement remains subject to (inter cilia) the consent of the Lenders.

(C)	The Existing Lenders have agreed to consent to the YDS Agreement on the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

1.	DEFINITIONS

Words and expressions defined in the Credit Agreement shall have the same meaning when used in this Second Amendatory Agreement unless the context otherwise requires

2.	REPRESENTATIONS AND WARRANTIES

Each Obligor jointly and severally represents and warrants to each Finance Party that:

(a)	All of the representations and warranties contained in Clause 18 of the Credit Agreement are true and correct on and as of the date hereof as if made on and as of the date hereof.

(b)	No Default has occurred and is continuing on the date hereof.

(c)
The obligations expressed to be assumed by it in this Second Amendatory Agreement are, and, upon execution and delivery of this Second Amendatory Agreement and each of the other documents contemplated hereby to which it is to be a party, the obligations expressed to be assumed by it herein and in such other documents will be, legal, valid, binding and enforceable obligations, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor’s rights generally.

(d)
It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of: this Second Amendatory Agreement and the transactions contemplated by this Second Amendatory Agreement.

3.	CONSENT AND AGREEMENT OF EXISTING LENDERS

3.01	The Existing Lenders hereby consent to the YDS Agreement and the transactions contemplated therein.

3.02
Promptly after the Final Condition Subsequent Satisfaction Date (as defined in Clause 5.02 of this Second Amendatory Agreement), the Security Trustee shall release or reassign to the relevant Guarantor all right title and interest in each of the Shipbuilding Contracts and Refund Guarantees relating to YDS Hull Nos. DY3049, DY3050, DY3051, DY3053, DY 143, DY3038, DY3041 and DY3043 previously assigned to the Security Trustee pursuant to an Assignment of Shipbuilding Contract and Refund Guarantee.

3.03
The Existing Lenders hereby agree that no repayment of the Loans shall be required under Clause 7.5 of the Credit Agreement as a consequence of the conversion of the Shipbuilding Contracts relating to YDS Hull Nos. DY3049, DY3050, DY3051, DY3053, DY143, DY3038, DY3041 and DY3043 into options pursuant to Part II of the YDS Agreement to the extent amounts previously paid to YDS under said Shipbuilding Contracts are applied to prepayment of specified instalments payable under Shipbuilding Contracts relating to YDS Hull Nos. DY118, DY3007, DY3010, DY3012, DY3014 and DY3016 pursuant to Part II of the YDS Agreement.

4.	AMENDMENTS TO CREDIT AGREEMENT

With effect from the date hereof:

4.01	The Total Commitments of the Lenders is reduced from $1,600,000,000 to $1,350,000,000, and the Commitment of each Existing Lender outstanding immediately prior to the date hereof is reduced pro rata.

4.02	The definition of “Additional Newbuilding” in Clause 1.1 of the Credit Agreement is amended to read in its entirety as follows:

“Additional Newbuilding” means (i) any dry bulk carrier to be built (other than an 1111 Newbuilding or a Target Newbuilding) which the Borrower notifies to the Agent pursuant to Clause 3.2(b) (Additional Ships and Additional Newbuildings) as a newbuilding for which the Borrower wishes to finance Newbuilding Predelivery Costs with the assistance of one or more Loans, and which the Agent shall notify to the Borrower as being acceptable to the Agent in accordance with Clause 3.2(d) (Additional Ships and Additional Newbuildings).

4.03	The definition of “Margin” in Clause 1.1 of the Credit Agreement is amended to read in its entirety as follows:

“Margin” means one and three quarters of one percent (1.75%) per annum.

4.04	The definition of “Newbuildings” in Clause 1.1 of the Credit Agreement is amended to read in its entirety as follows:

“Newbuildings” means, collectively, (i) the IHI Newbuildings and the Target Newbuildings, and (ii) any Additional Newbuilding.

4.05	The definition of “Newbuilding Predelivery Costs” in Clause 1.1 of the Credit Agreement is amended to read in its entirety as follows:

“Newbuilding Predelivery Costs” means, collectively, (i) amounts payable by or for the account of a Guarantor to the relevant shipyard in respect of a Newbuilding prior to its delivery under the relevant Shipbuilding Contract, and (ii) any other costs incurred by or for the account of a Guarantor for the construction of such Newbuilding, including supervision of such construction (but excluding interest accrued under this Agreement on any Loan relating to such Newbuilding).

The fee specified in Clause 5.01(h) of this Second Amendatory Agreement shall be included in “Newbuilding Predelivery Costs”.

4.06	The definition of “Security Value” in Clause 1.1 of the Credit Agreement is amended to read in its entirety as follows:

“Security Value” means, in respect of any relevant date, the aggregate amount of (a) the contract price of each Newbuilding which has not been delivered, where the relevant Shipbuilding Contract and (except in relation to the IHI Newbuildings) Refund Guarantees for such Newbuilding is then subject to an Assignment of Shipbuilding Contract and Refund Guarantee, less any amount remaining unpaid to the relevant shipyard under such Shipbuilding Contract, and (b) the market value of each Ship then subject to a Mortgage and which has not become the subject of a Total Loss, determined in accordance with Clause 21.3 (Valuation of Ships) on the basis of the most recent valuation delivered pursuant to Clause 4.1 (Conditions Precedent to Effectiveness), Clause 4.2 (Conditions Precedent to Utilization) or Clause 21.6 (Provision of valuations and information), as the case may be.

4.07
Each of Clause 2.3 (Incremental Commitments) of the Credit Agreement, and the definitions of “Amendment Effectiveness Date”, “Incremental Commitment”, “Incremental Commitment Agreement”, “Incremental Commitment Date”, “Incremental Commitment Reduction Amount”, “Incremental Commitment Request Requirements”, “Incremental Commitment

Requirements” and “Initial Total Commitments” in Clause 1.1 of the Credit Agreement, is deleted in its entirety.

4.08
Each of Clauses 3.2(b) and 3.2(d) of the Credit Agreement is amended by deleting the words “an IHI Newbuilding, a Target Newbuilding or a newbuilding for which an option is declared pursuant to the Option Agreement” and by inserting the words “an IHI Newbuilding or a Target Newbuilding” in lieu thereof.

4.09	Clause 4.2(b) of the Credit Agreement is amended by inserting at the end thereof the words:

; provided, however, this Clause 4.2(b) shall not apply to any proposed Loan for working capital purposes.

4.10	Clause 5.3(c) of the Credit Agreement is amended by inserting at the end thereof the words:

; provided, however, this Clause 5.3(c) shall not apply to any proposed Loan for working capital purposes.

4.11	Clause 6.1 of the Credit Agreement is amended to read in its entirety as follows:

The Total Commitments shall be reduced and cancelled by an amount of $63,280,000 on each Scheduled Commitment Reduction Date, and shall be reduced to zero and cancelled on the Termination Date.

4.12	Each of Clause 8.4 (Advance Ratio) of the Credit Agreement and the definition of “Advance Ratio” in Clause 1.1 of the Credit Agreement is deleted in its entirety.

4.13	Clause 20.1 (Minimum adjusted net worth) of the Credit Agreement is amended to read in its entirety as follows:

20.1 Minimum Adjusted Net Worth

The Borrower shall maintain Adjusted Net Worth at an amount not less than $300,000,000 during any Accounting Period ending after the date hereof; provided, however. (i) during each Accounting Period ending on or before December 31, 2009, the Borrower shall only be required to maintain Adjusted Net Worth at an amount not less than $75,000,000, and (ii) if the Agent on instructions of the Majority Lenders shall specify an amount less than $300,000,000 to apply to this Clause 21 during any twelve month period ending December 31, 2010 or ending on any anniversary thereof, the Borrower shall maintain Adjusted Net Worth at an amount not less than the amount so specified by the Agent for the each Accounting Period ending during such twelve month period.

4.14	Clause 21.1 (Minimum required security cover) of the Credit Agreement is amended to read in its entirety as follows:

21.1           Minimum required security cover

Clause 21.2 (Provision of additional security; prepayment) applies if the Agent notifies the Borrower that:

(a)           the Security Value; plus

(b)           the net realizable value of any additional security previously provided under this Clause 21;

is below (1) 100 per cent. of the aggregate of the Loans and of the Swap Exposure of each Swap Counterparty, or (ii) at any time after the earlier of the date on which (A) all the IHI Newbuildings and the Target Newbuildings have been delivered under the relevant Shipbuilding Contracts, or (B) the Borrower proposes to pay a dividend in accordance with Clause 22.8 and the Agent has confirmed that the management forecast specified in Clause 22.8(iii) is satisfactory to the Majority Lenders for such purpose, 130 per cent. of the aggregate of the Loans and of the Swap Exposure of each Swap Counterparty.

4.15	Clause 21.3 (Valuation of Ships and Newbuildings) of the Credit Agreement is amended to read in its entirety as follows:

21.3           Valuation of Ships

The market value of a Ship at any date is that shown by a valuation prepared:

(a)	as at a date not more than 21 days (or, in the case of Clause 4.2(b), 3 days) previously;

(b)	by an Approved Broker;

(c)	with or without physical inspection of that Ship (as the Agent may require); and

(d)
on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, and taking account the market value of any existing charter; provided, however, only the period of any relevant existing charter that is within the effective scope of coverage of the Time Charter Default Credit Insurance Policy No. 823901 issued to certain of the Guarantors (or any extension or renewal thereof) may be attributed value for purposes of this Clause 21.3.

4.16	Clause 21.6(a) (Provision of valuations and information) of the Credit Agreement is amended to read in its entirety as follows:

For purposes of this Clause 21, the Obligors at their expense shall cause a valuation of each Ship and any relevant existing charter to be made by an Approved Broker indicating the market value of such Ship, together with any relevant existing charter, at any time the Agent may request upon not less than 5 days’ prior written notice from the Agent to the Borrower.

4.17	Clause 22.8 (Dividends) of the Credit Agreement is amended to read in its entirety as follows:

The Borrower shall be permitted to pay any dividend for any Accounting Period so long as (i) both immediately before and after the declaration and payment of such dividend, no Default or Event of Default shall have occurred and be continuing, (ii) such dividend does not exceed the amount of Cumulative Free Cash at the time such dividend is declared and paid, and (iii) the Borrower’s most recent management forecast base case through the Termination Date (prepared on a basis satisfactory to the Majority Lenders) reflects compliance with Clause 20.1 (Minimum adjusted net worth) (without taking account of the proviso thereof), Clause 20.2 (Minimum interest coverage ratio), Clause 20.3 (Minimum liquidity) and Clause 21.1 (Minimum security cover) (but substituting the figure “130 per cent.” in lieu of the figure “100 per cent.” for purposes of this Clause 22.8). The Borrower may also purchase or redeem or make other distributions on stock or other equity interests with the prior written consent of the Agent acting on instructions of the Majority Lenders (and subject to any terms and conditions that the Majority Lenders may require). Any Guarantor may make distributions to the Borrower.

4.18	Clause 39.2(a)(iii) (Exceptions) of the Credit Agreement is amended by deleting the words “(other than reason of changes in the Advance Ratio)”.

4.19	Clause 4 of Part I of Schedule 3 of the Credit Agreement is amended to read in its entirety as follows:

We confirm that each condition specified in Clause 4.2 (Conditions precedent to Utilization) of the Agreement is satisfied on the date of this Utilization Request, except for the delivery of the certificate specified in Clause 4.2(f) of the Credit Agreement as to which appropriate arrangements for delivery have been made.

4.20	Schedule 10 (Timetables) of the Credit Agreement is amended by inserting the following:

Agent notifies the Lenders of the Loan in accordance with Clause 5.4(c) (Lenders’ Participation)	Not later than 11.00 a.m. London time 2 Business Days before the relevant Utilization Date

4.21	Part III of Schedule 12 of the Credit Agreement (TARGET NEWBUILDINGS) is hereby replaced by a new Part II] attached hereto.

4.22	Exhibit H (Form of Mortgage) to the Credit Agreement is hereby replaced by a new Exhibit H attached hereto.

4.23
Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” or words of like import, and each reference to the “Credit Agreement” in any of the other Finance Documents, shall mean and refer to the Credit Agreement as amended hereby.

5.	CONDITIONS SUBSEQUENT

5.01
It shall be a condition subsequent to this Second Amendatory Agreement that the Agent shall have received each of the following in form and substance satisfactory to the Agent not later than January 30, 2009 or such later date as the Agent, after consultation with the Borrower and with the consent of the Majority Lenders, may specify for such purpose:

(a)	a copy of a resolution of the board of directors or sole member, as appropriate, of each Obligor:

(i)
approving the terms of, and the transaction contemplated by, this Second Amendatory Agreement and resolving that it execute this Second Amendatory Agreement and any other documents contemplated hereby to which it is or is to be a party; and

(ii)	authorizing a specified person or persons to execute this Second Amendatory Agreement and any other documents contemplated hereby to which it is or is to be a party; and

(b)
a certificate of an officer of the Borrower, dated as of a current date (the statements made in such certificate shall be true on and as of such date), certifying as to (i) the absence of any amendments to the articles of incorporation and by-laws, or certificate of formation and limited liability company agreement of each Obligor previously certified to the Agent pursuant to Clauses 4.1 or 4.2(a) of the Credit Agreement, (ii) the due incorporation or formation, as the case may be, and good standing of each. Obligor, as a corporation or limited liability company formed under the laws of the Republic of The Marshall Islands and the absence of any proceeding for the dissolution or liquidation of such Obligor, (iii) that the representations and warranties of each Obligor contained in this Second Amendatory Agreement are true and correct, and (iv) the absence of any Default.

(c)
documentary evidence that the underwriters under the Time Charter Default Credit Insurance Policy No. 823901 issued to certain Guarantors have consented to the assignments in favor of the Security Trustee of such Guarantors’ respective rights to the moneys due and to become due under or in connection with Approved Charters;

(d)
documentary evidence that the Security Trustee has been named the sole loss payee of the insurances described in the preceding subclause (c), and that no other loss payee of such insurances may be named without the prior written consent of the Security Trustee;

(e)
an amendment to the Mortgage relating to each Ship subject to a Mortgage as of the date of this Second Amendatory Agreement, duly executed by the relevant Guarantor to secure the Credit Agreement as amended by this Second Amendatory Agreement;

(f)
a Certificate of Ownership and Encumbrance issued by the Maritime Administrator for the Marshall Islands (or other relevant authority) stating that each of the Ships referred to in the preceding subclause (e) is owned by the relevant Guarantor and that there is on record no Security on such Ship except the relevant Mortgage as amended in accordance herewith;

(g)
a favorable opinion of Messrs. Seward & Kissel LLP, counsel for the Obligors, in respect of this Second Amendatory Agreement, the Mortgage amendments referred to in the preceding subclause (e), and as to such other matters as the Agent may reasonably require; and

(h)	payment to the Agent (for the account of the Lenders) of an amendment fee of $3,375,000 (being one quarter of one percent (0.25%) of the Total Commitments as of the date hereof).

5.02
It shall be a further condition subsequent to this Second Amendatory Agreement that the Agent shall have received each of the following in form and substance satisfactory to the Agent not later than March 31, 2009 or such later date as the Agent, after consultation with the Borrower and with the consent of the Majority Lenders, may specify for such purpose (the date on which such items shall have been so received by the Agent, the “Final Condition Subsequent Satisfaction Date”):

(a)
documentary evidence that, (i) with the consent of YDS, each of Avlona Shipping S.A., Kampia S.A., Pyrgi Shipping SA., Delfini Shipping S.A., Olympi Shipping S.A. and Fountana Shipping S.A. shall have acceded to the YDS Agreement, and that the references in the YDS Agreement to “Avlana Shipping S.A.” are corrected to “Avlona Shipping S.A.”, and (ii) each trading house party to each Shipbuilding Contract referred to in the YDS Agreement has acceded thereto; and

(b)
documentary evidence that the issuer of each of the Refund Guarantees relating to the Shipbuilding Contract to which each of Kampia Shipping S.A., Nenita Shipping S.A., Pyrgi Shipping S.A., Delfini Shipping S.A., Olympi Shipping S.A. and Fontana Shipping S.A. is a party shall have consented to the YDS Agreement as supplemented in accordance with Clause 5.02, and with respect to the installment (or portion thereof) under the relevant Shipbuilding Contract that is to be prepaid pursuant to Part II of the YDS Agreement.

5.03
It shall be an additional Event of Default if any of the conditions subsequent set forth in Clauses 5.01 or 5.02 shall not have been satisfied on or before the respective dates set forth therein unless otherwise agreed by the Agent in writing.

6.	COSTS AND EXPENSES

The Borrower agrees that the provisions of Clause 16 (Costs and Expenses) of the Credit Agreement shall apply to this Second Amendatory Agreement.

7.	COUNTERPARTS

This Second Amendatory Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Second Amendatory Agreement.

8.	GOVERNING LAW

THIS SECOND AMENDATORY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS APPLICABLE IN THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS Of LAW PRINCIPLES).

9.	EFFECTIVENESS

This Second Amendatory Agreement shall become effective on the date when the Borrower, the Guarantors and Lenders constituting the Majority Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to Watson, Farley & Williams (New York), 100 Park Avenue, New York, NY 10017; Attention: C. Gregory Chase (facsimile number: 212-922-1512 / email: cchase@wfw.com).

This Second Amendatory Agreement has been entered into as of the date signed at the beginning hereof.

SIGNATORIES

BORROWER:
EAGLE BULK SHIPPING INC.
By:

CARDINAL SHIPPING LLC
CONDOR SHIPPING LLC
CRESTED EAGLE SHIPPING LLC
CROWNED EAGLE SHIPPING LLC
FALCON SHIPPING LLC
GOLDEN EAGLE SHIPPING LLC
GRIFFON SHIPPING LLC
HARRIER SHIPPING LLC
HAWK SHIPPING LLC
HERON SHIPPING LLC
IMPERIAL EAGLE SHIPPING LLC
JAEGER SHIPPING LLC
KESTREL SHIPPING LLC
KITE SHIPPING LLC
KITTIWAKE SHIPPING LLC
MERLIN SHIPPING LLC
OSPREY SHIPPING LLC
PEREGRINE SHIPPING LLC
SHRIKE SHIPPING LLC
SKUA SHIPPING LLC
SPARROW SHIPPING LLC
STELLAR EAGLE SHIPPING LLC
TERN SHIPPING LLC
PETREL SHIPPING LLC
PUFFIN SHIPPING LLC
RAPTOR SHIPPING LLC
ROADRUNNER SHIPPING LLC
SAKER SHIPPING LLC
SANDPIPER SHIPPING LLC
SNIPE SHIPPING LLC
SWIFT SHIPPING LLC
GOLDENEYE SHIPPING LLC
GOSHAWK SHIPPING LLC
FULMAR SHIPPING LLC
WREN SHIPPING LLC
BESRA SHIPPING LLC
CERNICALO SHIPPING LLC
REDWING SHIPPING LLC
WOODSTAR SHIPPING LLC
By: Eagle Bulk Shipping Inc.,
as sole member

By:

AGALI SHIPPING S.A
AVLONA SHIPPING S.A.
DELFINI MOPING S.A.
DROSATO SHIPPING S.A.
FOUNTANA SHIPPING S.A.
KAMPIA SHIPPING S.A.
KOFINA SHIPPING S.A.
MARMARO SHIPPING S.A.
MESTA SHIPPING S.A.
MYLOS SHIPPING S.A.
NAGOS SHIPPING S.A.
NENITA SHIPPING S.A.
OLYMPI SHIPPING S.A.
PELINEO SHIPPING S.A.
PYRGI SHIPPING S.A.
RAHI SHIPPING S.A.
SPILIA SHIPPING S.A.

By:

LENDERS: THE ROYAL BANK OF SCOTLAND PLC

By:
Name:
Title:

WEST LB AG, LONDON BRANCH

By:
Name:
Title:

BANK OF CHINA LIMITED, LONDON BRANCH

By:
Name:
Title:

LLOYDS TSB BANK PLC

By:
Name:
Title:

ALLIANCE & LEICESTER COMMERICIAL FINANCE PLC

By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION

By:
Name:
Title:

CREDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH

By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION

By:
Name:
Title:

CREDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH

By:
Name:
Title:

ARRANGER, BOOKRUNNER, SWAP BANK, AGENT AND SECURITY TRUSTEE THE ROYAL BANK OF SCOTLAND

By:

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